Exhibit 99.1

Lakeland Fire + Safety Reports Fiscal First Quarter 2027 Results

Q1 FY27 Net Sales of $47.4 Million; Fire Services Grew 11%

Certified Fire Portfolio Drives Customer Strong Interest and Tender Activity

Service Platform Builds Recurring Revenue Momentum

Industrial Business Stabilizing as Channel Activity in Several Regions Improves

Positioned for Stronger Second Half Margin and Revenue Conversion

Continuing Momentum for FY2027 Revenue Growth and Operating Cash Flow Targets and Positioned for Stronger Second Half of the Year

Management to Host Conference Call Today at 4:30 p.m. Eastern Time

HUNTSVILLE, AL – June 9, 2026 - Lakeland Industries, Inc. ("Lakeland Fire + Safety" or "Lakeland") (NASDAQ: LAKE), a leading global manufacturer of protective clothing and apparel for industry, healthcare and first responders, has reported its financial and operational results for its fiscal first quarter ended April 30, 2026.

Key FY 2027 First Quarter Financial and Operational Highlights

	Q1 Comparison
	Q1’27	Q1’26	$ Change YoY	$ Change YoY
Net Sales	$47.4	$46.7	$0.7	1.4%
Gross Profit	$14.9	$15.6	$(0.8)	-4.9%
Net income (loss)	$0.4	$(3.9)	$4.3	0.0%
Adjusted EBITDA(1)	$0.3	$(0.2)	$0.5	—
Adjusted EBITDA ex. FX(1)	$1.1	$0.6	$0.5	79.6%

	Q1’27	Q4’26	$ Change QoQ	% Change QoQ
Adjusted Gross Margin(1)	33.6%	33.5%	—	10 BPS

(1)Adjusted EBITDA, Adjusted EBITDA excluding FX, and Adjusted gross margin are non-GAAP financial measures. Reconciliations are provided in the tables of this press release.

Management Commentary

“Our first quarter results reflect continued progress across several important areas of the business as we position Lakeland Fire + Safety for stronger performance through the balance of fiscal 2027,” said Jim Jenkins, President and Chief Executive Officer. “Net sales for the quarter were $47.4 million, supported by 11% growth in Fire Services. Adjusted EBITDA excluding FX came in at $1.1 million and adjusted gross margin increased modestly on a sequential basis to 33.6%, compared to 33.5% in Q4 FY26. While we continue to manage certain timing, mix, certification transition, and operational execution items, we are focused on converting visible revenue opportunities into improved profitability as the year progresses.

“Demand across our Fire Services platform remains encouraging. Our NFPA 1970:2025 certified head-to-toe fire portfolio was showcased at both FDIC 2026 and Interschutz, where customer engagement, tender activity, and sales opportunities were strong. We believe the breadth of our certified portfolio — including turnout gear, boots, gloves, hoods, and helmets — provides a meaningful competitive advantage as fire departments and distributors increasingly look for complete, reliable solutions from a global provider.

“Our Service platform also continues to build momentum as an important recurring revenue and customer retention opportunity. Our Independent Service Provider, or ISP, platform provides inspection, cleaning, repair, rental, decontamination, and related services for fire departments and other safety customers. Through this platform, we are deepening customer relationships, creating additional touchpoints with fire departments, and building a recurring service model that can support higher-margin revenue over time. We continue to believe Service can become an increasingly important differentiator for Lakeland Fire + Safety, not only as a revenue contributor, but as a way to strengthen retention, cross-selling, and long-term customer value.

“As part of this strategy, we expect to open another Independent Service Provider location in Denver, Colorado, and we are expanding our Arizona PPE facility in Phoenix to support continued growth in the western United States. We have also added a CO2 machine in Fresno, California, to enhance our decontamination capabilities and broaden the services we can provide to fire departments and first responders. The addition of CO2 decontamination capability further differentiates our service platform and strengthens our position as a full-service fire safety partner. Unlike traditional wash-only service models, integrating CO2 cleaning allows us to offer a more advanced decontamination solution designed to help remove harmful contaminants from turnout gear and related PPE while supporting faster turnaround, improved garment care, and broader customer service options. In addition, we are actively pursuing certain small, strategic M&A candidates in attractive and growing geographies within the United States, where we believe we can expand our service footprint, strengthen customer relationships, and build a more durable recurring revenue platform. We also continue to evaluate greenfield opportunities in select markets where customer demand, geographic coverage, and service density support the creation of new Lakeland Fire + Safety service locations.

“During the quarter, we completed the sale of inventory and intellectual property associated with our HPFR and HiViz product lines for $14 million yielding $13.2 million in cash proceeds after inventory adjustments. This transaction simplified the business, strengthened our balance sheet, improved liquidity, and allows us to concentrate resources more directly on our core Fire Services and industrial protective products businesses. The sale is consistent with our broader effort to reduce complexity, improve focus, and allocate capital toward the areas where we believe Lakeland has the strongest long-term growth and margin opportunities.

“In Europe, we continue to make meaningful progress repositioning LHD. We completed key operational and leadership initiatives, including the transition of LHD Germany operations to a third-party logistics model and the addition of new commercial leadership. We also relaunched the LHD brand at Interschutz. Q1 and Q2 should be viewed as transitional periods for LHD as we onboard new, highly regarded sales talent, right-size the German operation, and continue driving operational improvements. While Middle East uncertainty has temporarily slowed project timing and frozen certain regional budgets, we remain focused on converting identified opportunities, improving margins, and positioning LHD for stronger performance in the back half of FY27.

“Eagle also continues to be well positioned following its recent notification of an intended award under the National Fire Chiefs Council National Firefighter PPE Framework in the United Kingdom. We expect this tender win to create additional opportunities over time. In addition, while not always reflected directly in Eagle revenue, Eagle gloves, hoods, and turnout gear continue to gain strength in the United States, Latin America, and Asia as part of our broader global Fire portfolio.

"Backlog across our U.S. Fire business also continues to grow, including both Veridian and legacy Lakeland fire products. We view this as a positive indicator of demand, particularly as departments, distributors, and larger tender opportunities adjust to the new NFPA standards and evaluate certified product availability. We are seeing similar fire-related opportunities develop across LATAM, Mexico, and Asia, where the updated NFPA standards are creating additional customer interest in certified turnout gear, gloves, hoods, helmets, and boots. While the timing of backlog conversion can vary by customer, certification cycle, and delivery schedule, the breadth of activity reinforces our confidence in the long-term growth potential of our global Fire platform."

“At the same time, our industrial business is showing signs of improvement in areas that had previously been affected by tariff uncertainty and broader macroeconomic headwinds. Our facilities in Vietnam and China, where we produce primarily industrial products, remain at capacity, supported by improving demand and better order visibility. We are encouraged by this progress, but remain disciplined in managing production, inventory, and customer demand to ensure that improved volumes translate into stronger operating performance.

“Our disposable business also remains an important part of the portfolio. While demand has improved in certain industrial channels, we have not yet seen a meaningful recovery in the U.S. nor have we seen any meaningful uptick in oil and gas turnaround activity. We believe that our U.S. industrial business can gain traction in the latter half of FY27 and the oil and gas business remains a future opportunity as maintenance and turnaround schedules normalize, but we are taking a measured view until order patterns become more consistent. In the meantime, we are focused on channel execution, pricing discipline, inventory alignment, and positioning the U.S. disposable business to benefit when end-market demand strengthens.”

"Separately, we are beginning to see emerging demand for certain protective products tied to Ebola preparedness planning. Hospitals and healthcare systems in several regions are increasing contingency planning in the event the virus re-emerges or spreads, and we recently received related orders from hospitals in Europe, Hong Kong, and LATAM. While we view this as a positive indication of Lakeland’s continued relevance in high-risk protective applications, we are not assuming a sustained demand cycle at this stage. Order timing will depend on regional preparedness decisions, public health developments, and customer-specific planning, so we are treating this as an incremental opportunity rather than a core forecast driver.

“Looking ahead to Q2, we expect continued momentum in decontamination services in Australia, supported by added unbudgeted activity and stronger-than-expected customer demand. We are also focused on converting recent tender wins and sales opportunities across Fire Services, improving operational execution, and driving sequential margin improvement. The ramp-up of Jolly NFPA boots, Pacific helmets, Veridian gloves, and broader head-to-toe fire solutions will be important to our revenue conversion and margin recovery efforts as the year progresses.

“While the first quarter included several transitional operating items, we are making meaningful progress in strengthening revenue conversion, margin visibility, accountability, and operating discipline across each business, product line, and region. Our teams are focused on the key levers that drive performance: inventory management, cost control, pricing discipline, production efficiency, improved sales conversion, and disciplined expense management.

We expect this momentum to begin showing through in the second quarter, although Q2 should be viewed as a steppingstone rather than the full measure of the improvement opportunity. As these actions continue to build, we expect revenue growth, margin improvement, and EBITDA expansion to become more visible in the back half of FY27, supported by inventory normalization, tender conversion, new sales opportunities, and growing service revenue.

“Based on current demand trends, the strength of our Fire Services platform, the continued development of our Service business, and the actions underway to improve margin and cash generation, we are continuing to build momentum toward our targeted high single-digit revenue growth and positive cash flow from operations in fiscal 2027,” Jenkins concluded.

Fiscal 2027 First Quarter and Subsequent Operational Highlights

•
Eagle Technical Products subsidiary received notification of an intended award across multiple product categories under the National Fire Chiefs Council (“NFCC”) National Firefighter PPE Framework in the United Kingdom with a total potential value of up to £220 million over a seven-year term across all awarded suppliers.
•
Announced several new and follow-on orders across Latin America (“LATAM”) for structural fire suits, rescue gear, turnout gear, wildland gear, boots and gloves to municipal and national fire services in Mexico, Argentina, Ecuador, Guyana and Panama.
•
Delivered an order for structural fire gear, rescue gear, structural helmets, hoods and gloves to the Whitfield County Georgia Fire Department.
•
Completed key operational and leadership initiatives within LHD Germany as part of a continued transformation of the business including the transition of its LHD Germany operations from Wessling, Germany to a third-party logistics model with Dekkers Logistics, and the appointment of veteran fire and safety executive Sascha Mueller as LHD Director of Sales and relaunched the brand at Interschutz 2026.
•
Received significant emergency follow-on orders to supply turnout gear, gloves, and hoods to the National Fire Department of Colombia ("DNBC”).
•
Products including Lakeland Firefighting Boots, Lakeland Structural Turnout and Proximity Gear; Veridian Gloves and Fire Particulate Blocking Hoods; and Pacific Helmets, have officially achieved NFPA 1970:2025 certification, further strengthening Lakeland’s full head-to-toe firefighter Personal Protective Equipment (PPE) portfolio.
•
California PPE opened “California PPE, Fresno”, a new state-of-the-art facility providing compliant decontamination, inspection and repair services to California Fire Departments and National Fire Protection Association (NFPA) 1850 training.
•
Completed the sale of inventory and intellectual property associated with the HPFR (High Performance FR) and HiViz product lines in March 2026, generating approximately $13.2 million of cash proceeds and meaningfully strengthening the Company's balance sheet.
•
Appointed Lee D. Rudow to its Board of Directors, effective April 9, 2026. Mr. Rudow previously served as Chief Executive Officer of Nasdaq-listed Transcat, Inc.

Fiscal 2027 First Quarter Financial Highlights

•
Net sales were $47.4 million in Q1 FY27, compared to $46.7 million in Q1 FY26, an increase of $0.7 million or 1.4%, driven by the Fire Service product line and sales from the Arizona PPE and California PPE, as well as continued organic growth in fire turnout products.
•
Sales of the Fire Services product line were $23.4 million in Q1 FY27, an increase of $2.4 million or 11% compared to $21.0 million in Q1 FY26.
•
Fire segment as a percentage of revenue was 49%.
•
U.S. sales were $20.1 million in Q1 FY27, a decrease of $0.6 million or 2.9% compared to $20.7 million in Q1 FY26.
•
Europe sales, including Eagle, Jolly and LHD, were $11.4 million in Q1 FY27, a decrease of $0.4 million or 3.4% compared to $11.8 million in Q1 FY26.
•
LATAM sales were $4.7 million in Q1 FY27, an increase of $0.6 million or 15% compared to $4.1 million in Q1 FY26.
•
Asia sales were $3.7 million in Q1 FY27, an increase of $0.1 million or 2.8% compared to $3.6 million in Q1 FY26.
•
Gross profit in Q1 FY27 was $14.9 million, a decrease of $0.8 million, or 4.9%, compared to $15.6 million in Q1 FY26.
•
Operating expenses in Q1 FY27 were approximately $19.1 million, a decrease of $1.2 million or 6.0%, compared to $20.3 million in Q1 FY26.
•
Adjusted operating expenses excluding FX(1) in Q1 FY27 were approximately $14.8 million, a decrease of $1.1 million or 6.9%, compared to $15.9 million in Q1 FY26.
•
Adjusted EBITDA excluding FX(1) was approximately $1.1 million in Q1 FY27, compared to $0.6 million in Q1 FY26.
•
As of April 30, 2026, there were borrowings of $23.8 million outstanding under the revolving credit facility, with an additional $16.2 million of available credit under the Loan Agreement. The Company was in compliance with all of its debt covenants as of April 30, 2026.

(1) Adjusted operating expenses excluding FX, Adjusted EBITDA and Adjusted EBITDA excluding FX are non-GAAP financial measures. Reconciliations are provided in the tables of this press release.

J. Calven Swinea, Chief Financial Officer, added, “In the first quarter of fiscal 2027, revenues increased to $47.4 million, supported by continued growth in Fire Services, Mexico, Latin America, and Veridian. Adjusted EBITDA excluding FX improved to $1.1 million, compared to $0.6 million in the prior-year period, reflecting continued progress as we simplify the business, improve cost discipline, and focus on converting revenue opportunities into stronger profitability.

Gross profit was $14.9 million compared to $15.6 million as we continue to work through timing, mix, certification transition costs, inventory-related freight release, and operational execution items. These are areas we are actively managing through improved visibility, better forecasting, tighter inventory controls, and more direct accountability by business, product line, and region. Adjusted gross margin improved modestly on a sequential basis to 33.6%, compared to 33.5% in Q4 FY26.

“We are focused on sustaining and expanding margins over the balance of fiscal 2027. We have implemented margin recovery processes to track manufacturing efficiency, revenue conversion, and gross margin performance more consistently across the business. As production volumes improve, certification-related transition costs moderate, and recent tender wins and sales opportunities convert to revenue, we expect margin performance to improve throughout the year.

“Operating cash flow improved significantly year-over-year primarily due to the sale of inventory and intellectual property associated with the HPFR and HiViz product lines. We remain focused on inventory discipline, working capital management, and expense control. We continue to work toward an asset-based lending structure that we believe will further strengthen our liquidity position and provide greater flexibility as we execute our operating improvement plan.

“Overall, we believe the Company is entering the remainder of fiscal 2027 with better visibility, a more focused portfolio, improving margin discipline, and meaningful opportunities to convert demand into revenue and EBITDA growth.”

Fiscal First Quarter 2027 Results Conference Call

Lakeland President, Chief Executive Officer and Executive Chairman Jim Jenkins and Chief Financial Officer Calven Swinea will host the conference call, followed by a question-and-answer period. The conference call will be accompanied by a presentation, which can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Tuesday, June 9, 2026
Time:	4:30 p.m. Eastern Time (1:30 p.m. Pacific Time)
Dial-in:	1-877-407-9208
International Dial-in:	1-201-493-6784
Conference Code:	13760847
Webcast:	Lakeland Fiscal Year 2027 First Quarter Earnings Conference Call

A telephone replay will be available commencing approximately three hours after the call and will remain available through September 9, 2026, by dialing 1-844-512-2921 from the U.S., or 1-412-317-6671 from international locations, and entering replay pin number: 13760847. The replay can also be viewed through the webcast link above and the presentation utilized during the call will be available via the investor relations section of the Company’s website here.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles (GAAP), the Company uses the following non-GAAP financial measures in this press release: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBITDA excluding FX, Adjusted EBITDA excluding FX margin and adjusted operating expenses, excluding FX. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. The Company believes that these measures provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

For more information on the non-GAAP financial measures, please see the Reconciliation of GAAP to non-GAAP Financial Measures tables in this press release. These accompanying tables include details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

LAKELAND INDUSTRIES, INC. AND SUBSIDIARIES
Operating Results ($000) (Unaudited)
Reconciliation of GAAP Results to Non-GAAP Results

	Three Months Ended
	April 30,
	2026	2025
Net income (loss) to EBITDA
Net income (loss)	$369	$(3,913)
Interest expense	614	583
Income tax expense (benefit)	1,345	(1,198)
Depreciation and amortization	1,291	1,138
EBITDA	$3,619	$(3,390)

EBITDA to Adjusted EBITDA (excluding non-cash expenses)
EBITDA	$3,619	$(3,390)
Equity compensation (1)	800	329
Other income (2)	(40)	(106)
Acquisition expenses (3)	602	946
Severance, restructuring and transformation costs(4)	1,064	623
New Monterrey, Mexico facility start-up costs (5)	526	626
PFAS litigation (6)	64	189
ERP project (7)	166	160
Amortization of step-up in inventory basis (8)	—	447
Gain on sale of certain assets (9)	(6,467)	—
Adjusted EBITDA	$334	$(176)

Adjusted EBITDA Margin
Adjusted EBITDA	$334	$(176)
Divided by net sales	47,416	46,746
Adjusted EBITDA Margin	0.7%	-0.4%

Adjusted EBITDA to Adjusted EBITDA excluding FX
Adjusted EBITDA	$334	$(176)
Currency Fluctuation	747	778
Adjusted EBITDA excluding FX	$1,081	$602

Adjusted EBITDA Margin to Adjusted EBITDA excluding FX Margin
Adjusted EBITDA excluding FX	$1,081	$602
Divided by net sales	47,416	46,746
Adjusted EBITDA excluding FX Margin	2.3%	1.3%

Operating Expenses to Adjusted Operating Expenses excluding FX
Operating expenses	$19,064	$20,278
Depreciation and amortization	(943)	(817)
Equity compensation (1)	(800)	(329)
Acquisition expenses (3)	(602)	(946)
Severance, restructuring and transformation costs (4)	(414)	(623)
New Monterrey, Mexico facility start-up costs (5)	(526)	(626)
PFAS litigation (6)	(64)	(189)
ERP project (7)	(137)	(110)
FX	(747)	(778)
Adjusted Operating Expenses excluding FX	$14,831	$15,859

	Three Months Ended
	April 30,	January 31,
	2026	2026
Gross profit to adjusted gross profit
Gross margin	$14,885	$14,732
Depreciation and amortization	348	334
Amortization of step-up in inventory basis	—	217
Severance, restructuring and transformation costs	650	10
ERP project	29	61
Adjusted Gross Profit	$15,912	$15,353

Adjusted gross margin
Adjusted gross profit	15,912	15,353
Divided by net sales	47,416	45,820
Adjusted Gross Margin	33.6%	33.5%

The financial data above includes non-GAAP financial measures, including EBITDA, adjusted EBITDA, adjusted EBITDA Margin, Adjusted Gross Profit, Adjusted Gross Margin and Adjusted Operating Expenses. Management excludes from EBITDA and adjusted EBITDA all expenses for interest, taxes, depreciation and amortization, Goodwill impairment, impairment of investment, and Other Income which is comprised of interest income and gains (losses) from equity method investments. For adjusted EBITDA management also excludes equity compensation, acquisition-related expenses, severance, restructuring and transformation costs, start-up costs for our Mexican operations, PFAS litigation expenses and ERP Project related costs. This press release also discusses (i) Adjusted EBITDA margin, which is calculated by dividing Adjusted EBITDA by GAAP net sales; (ii) Adjusted EBITDA excluding FX, which is calculated by subtracting foreign currency losses from Adjusted EBITDA and (iii) Adjusted EBITDA excluding FX margin, which is calculated by dividing Adjusted EBITDA excluding FX by GAAP net sales.

Management excludes these items principally because such charges or benefits are not directly related to the Company’s ongoing core business operations. We use such non-GAAP measures in order to (1) make more meaningful period-to-period comparisons of the Company’s operations, both internally and externally, (2) guide management in assessing the performance of the business, internally allocating resources and making decisions in furtherance of the Company’s strategic plan, and (3) provide investors with a better understanding of how management plans and measures the business. The material limitations to management’s approach include the fact that the charges, benefits and expenses excluded are nonetheless charges, benefits and expenses required to be recognized under GAAP and, in some cases, consume cash which reduces the Company’s liquidity. Management compensates for these limitations primarily by reviewing GAAP results to obtain a complete picture of the Company’s performance and by including a reconciliation of non-GAAP results to GAAP results in its earnings releases. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures.

Additional information regarding the adjustments is provided below.

(1) Adjustments for Equity Compensation, which consist of non-cash expenses for equity awards granted and recognized over their respective service periods.

(2) Adjustments for Other Income, which consist primarily of interest income and gains/(losses) from dispositions of fixed assets.

(3) Adjustments for acquisition-related expenses included advisory fees, due diligence expenses and legal fees related to the Company's acquisitions.

(4) Adjustments for accrued employee severance, restructuring costs and transformation related costs which include expenses associated with strategic transformation initiatives and certification activities.

(5) Adjustments for costs for our Mexican operations consist of external services and legal fees associated with a property-related dispute with the landlord of our manufacturing site in Monterrey, Mexico.

(6) Adjustments for PFAS Litigation.

(7) Adjustments for the implementation of new ERP consisting of external services and employee-related expenses.

(8) Adjustments for amortization of the step-up in basis for inventory acquired related to the Company's acquisitions.

(9) The Company recorded a gain related to the sale of certain assets related to the HPFR and HiViz product lines in March 2026.

About Lakeland Fire + Safety

Lakeland Fire + Safety manufactures and sells a comprehensive line of fire services and industrial protective clothing and accessories for the industrial and first responder markets. In addition, we provide decontamination, repair and rental services that complement our fire services portfolio. Our products are sold globally by our in-house sales teams, our customer service group, and authorized independent sales representatives to a strategic global network of selective fire and industrial distributors and wholesale partners. Our authorized distributors supply end users across various industries, including integrated oil, chemical/petrochemical, automobile, transportation, steel, glass, construction, smelting, cleanroom, janitorial, pharmaceutical, and high-tech electronics manufacturers, as well as scientific, medical laboratories, and the utilities industry. In addition, we supply federal, state and local governmental agencies and departments, including fire and law enforcement, airport crash rescue units, the Department of Defense, the Department of Homeland Security and the Centers for Disease Control. Internationally, we sell to a mix of end-users directly and to industrial distributors, depending on the particular country and market. In addition to the United States, sales are made into more than 50 foreign countries, the majority of which were into China, the European Economic Community ("EEC"), Canada, Chile, Argentina, Commonwealth of Independent States (“CIS”) Region, Colombia, Mexico, Ecuador, India, Uruguay, Middle East, Southeast Asia, Australia, Hong Kong and New Zealand.

For more information about Lakeland, please visit the Company's website at www.lakeland.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This press release contains estimates, predictions, opinions, goals and other "forward-looking statements" as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, references to the Company's predictions or expectations of future business or financial performance as well as its goals and objectives for future operations, financial and business trends, business prospects, and management's expectations for earnings, revenues, expenses, inventory levels, capital levels, liquidity levels, or other future financial or business performance, strategies or expectations, including without limitation our revenue growth and cash flow objectives and expectations of margin improvement. All statements, other than statements of historical facts, which address Lakeland's expectations of sources or uses for capital, or which express the Company's expectation for the future with respect to financial performance or operating strategies, can be identified as forward-looking statements. Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in press releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "can," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in the Company's expectations or any change in events, conditions or circumstances on which such statement is based, except as may be required by law.

Investor Relations
Chris Tyson
Executive Vice President
MZ Group - MZ North America
949-491-8235
LAKE@mzgroup.us
www.mzgroup.us

Lakeland Industries, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

($000’s) except share information

	Three Months Ended April 30,
	2026	2025
Net sales	$47,416	$46,746
Cost of goods sold	32,531	31,102
Gross profit	14,885	15,644
Operating expenses	19,064	20,278
Gain on sale of certain assets	(6,467)	—
Operating income (loss)	2,288	(4,634)
Other income, net	40	106
Interest expense	(614)	(583)
Income (loss) before taxes	1,714	(5,111)
Income tax expense (benefit)	1,345	(1,198)
Net income (loss)	$369	$(3,913)
Net income (loss) per common share:
Basic	$0.04	$(0.41)
Diluted	$0.04	$(0.41)
Weighted average common shares outstanding:
Basic	9,862,119	9,498,604
Diluted	10,293,903	9,498,604

Lakeland Industries, Inc. and Subsidiaries

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

($000’s, except share information)

	April 30,	January 31,
ASSETS	2026	2026
Current assets
Cash and cash equivalents	$17,419	$12,515
Accounts receivable, net of allowance for credit losses of $1,075 and $1,064 at April 30, 2026 and January 31, 2026, respectively	31,461	32,043
Inventories, net	77,715	82,542
Prepaid VAT and other taxes	2,767	2,429
Other current assets	7,834	4,657
Total current assets	137,196	134,186
Property and equipment, net	12,334	11,640
Operating leases right-of-use assets	10,355	11,248
Deferred tax assets	1,148	1,149
Goodwill	15,203	15,287
Intangible assets, net	30,931	31,724
Other assets	5,171	4,699
Total assets	$212,338	$209,933
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$16,034	$15,565
Deferred revenue	6,574	—
Accrued compensation and benefits	4,915	4,984
Other accrued expenses	8,588	8,964
Income tax payable	2,274	1,802
Current portion of loans payable	1,404	1,891
Current portion of operating lease liabilities	4,629	4,756
Total current liabilities	44,418	37,962
Deferred income taxes	2,116	2,198
Long-term debt	25,771	30,382
Long-term portion of operating lease liabilities	9,508	10,264
Total liabilities	81,813	80,806
Commitments and contingencies (Note 11)
Stockholders’ equity
Preferred stock, $0.01 par; authorized 1,500,000 shares (none issued)	—	—
Common stock, $0.01 par; authorized 20,000,000 shares; issued 11,220,327 and 11,164,336; outstanding 9,862,119 and 9,806,128 at April 30, 2026 and January 31, 2026, respectively	112	112
Treasury stock, at cost; 1,358,208 shares at April 30, 2026 and January 31, 2026, respectively	(19,979)	(19,979)
Additional paid-in capital	130,033	129,391
Retained earnings	24,226	23,857
Accumulated other comprehensive loss	(3,867)	(4,254)
Total stockholders' equity	130,525	129,127
Total liabilities and stockholders' equity	$212,338	$209,933

Lakeland Industries, Inc. and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

($000’s)

	Three Months Ended April 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$369	$(3,913)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Deferred income taxes	(80)	243
Depreciation and amortization	1,291	1,138
Amortization of step-up in inventory basis	—	447
Stock based and restricted stock compensation	800	329
Gain on disposal of property and equipment	(11)	—
Gain on sale of certain assets	(6,467)	—
Change in operating assets and liabilities, net of effect of business acquisitions
Accounts receivable, net	462	160
Inventories	4,652	(3,505)
Prepaid VAT and other taxes	(339)	(2)
Other assets	(2,305)	(160)
Accounts payable	531	(1,117)
Deferred revenue	6,574	—
Accrued expenses and other liabilities	310	1,708
Operating lease liabilities	14	(169)
Net cash provided by (used in) operating activities	5,801	(4,841)
Cash flows from investing activities:
Purchases of property and equipment	(1,391)	(1,209)
Proceeds from sale of certain assets	5,066	—
Net cash provided by (used in) investing activities:	3,675	(1,209)
Cash flows from financing activities:
Term loan borrowings	26	2,555
Payments on debt facilities	(19,094)	(237)
Credit line borrowings	14,040	6,600
Dividends paid	—	(285)
Shares returned to pay employee taxes under restricted stock program	(158)	(126)
Net cash (used in) provided by financing activities	(5,186)	8,507
Effect of exchange rate changes on cash and cash equivalents	614	(1,315)
Net increase in cash and cash equivalents	4,904	1,142
Cash and cash equivalents at beginning of period	12,515	17,476
Cash and cash equivalents at end of period	$17,419	$18,618
Supplemental disclosure of cash flow information:
Cash paid for interest	$614	$581
Cash paid for taxes	$1,040	$643